Exhibit 99.1

BOREAL WATER COLLECTION, INC.

(a Nevada Corporation)

ACTION OF SHAREHOLDERS WITHOUT A MEETING

BY WRITTEN CONSENT

March 27, 2015

(one page)

The undersigned, constituting a voting majority of the common stock shareholders of Boreal Water Collection, Inc., a Nevada Corporation (“Company”), take the following action effective this 27th day of March, 2015:

Amend Articles of Incorporation; increase in authorized common shares to 5.0 billion.

WHEREAS: The Shareholders have been informed of a need to increase the number of authorized common shares to accommodate the issuance of more such shares for a variety of reasons; and

WHEREAS: The Shareholders, in keeping with the advice of management, believe an increase from 1.5 billion to 5.0 billion common shares will be adequate to meet the Company’s need for the foreseeable future; now, therefore, be it

RESOLVED: The Shareholders hereby authorize management to submit paperwork to the Nevada Secretary of State increasing the authorized Company common shares from 1.5 billion to 5.0 billion.

DATED: March 27, 2015. The undersigned hereby waive notice to and agree with the action authorized as aforesaid.

/s/ Francine Lavoie	/s/ Christopher Umecki
Francine Lavoie	Christopher Umecki

Number of Common Shares owned:	Number of Common Shares owned:

% of outstanding common shares owned: 62%	% of outstanding common shares owned:10%